Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 2, 2005, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of USA Technologies, Inc. dated January 12, 2006.



                      /s/ Goldstein Golub Kessler LLP

New York, NY
January 12, 2006